Exhibit 99.1

INFORMATION ABOUT IEA

For purposes of this section, ‘‘we’’, ‘‘us’’, ‘‘our’’ and similar words refer to IEA.

Business Overview

We are a leading U.S. provider of infrastructure solutions for the renewable energy, traditional power and civil infrastructure industries. Currently, we are primarily focused on the wind energy industry, where we specialize in providing a broad range of EPC services throughout the U.S. We are one of three Tier 1 providers in the wind energy industry and have completed more than 190 wind and solar projects in 35 states. The services we provide include the design, site development, construction, installation and restoration of infrastructure. As of December 31, 2017, we believe that we have the #1 U.S. market share among EPCs for wind. We believe we have the ability to continue to grow our wind energy industry business as the industry grows and that we are well-positioned to leverage our expertise and relationships to provide infrastructure solutions in other areas, including the solar energy industry, the traditional power generation industry and civil infrastructure industry.

We trace our roots back to the founding of White Construction in 1947. In the 70 years since, we have diversified our business and expanded our geographic footprint, both organically and through acquisition. Our historical roots are in civil infrastructure construction, and we continue to operate in that sector today. We have also expanded into the utility-scale solar energy construction space. We have completed more than 190 wind and solar projects, including more than 14 GW of wind energy generating capacity and more than 700 MW of utility-scale, solar generating capacity. We have a scalable workforce, with more than 2,000 peak employees. As of December 31, 2017, we had approximately 695 employees.

We intend to broaden our solar, power generation, and civil infrastructure capabilities and geographic presence and to expand the services we provide within our existing business areas. We expect that this growth will come through initiatives for organic growth and through acquisitions, as we deepen our capabilities and service offerings in our existing businesses, expand geographically, and enter new sectors that are synergistic with our existing capabilities and product offerings.

We believe that continuing demand for renewable energy production will help to drive organic growth over the coming years. Industry experts, including the U.S. Department of Energy (the ‘‘DOE’’), are predicting significant growth in renewable energy production capacity over the coming decade. We believe this growth will be driven by macroeconomic factors (including increasing demand for renewable energy from corporations and consumers), broad upgrades to existing transmission infrastructure, increasing proliferation of smart grid technology and the maturation of technologies and services within the renewable energy industry, including increased turbine and photovoltaic efficiencies, a coordinated global supply chain and improved equipment maintenance and reliability. We believe that we have positioned ourselves to expand our market share in renewable energy production (particularly in utility-scale solar power) and have developed in-house capabilities that will provide us with an opportunity to enhance our margins by expanding our self-perform capabilities and, as a result, reduce our use of subcontractors.

We also expect to accelerate our growth through carefully selected acquisitions of companies with strong management teams and good reputations, with the goal of expanding our geographic or technical capabilities in our traditional businesses or opportunistically expanding into adjacent sectors. Our management team has existing relationships with a number of potential target companies and we believe that the reputation and track record of our experienced management team makes us an attractive partner for potential targets.

Industry Trends

Our industry is composed of national, regional and local companies in a range of industries, including renewable power generation, traditional power generation and the civil infrastructure industries. We believe the following industry trends will help to drive our growth and success over the coming years:

Renewable Power Generation Opportunities

In recent years, we have maintained a tight focus on construction of renewable power production capacity as renewable energy—particularly from wind and solar—have become widely accepted within the electric utility industry and have become cost-effective solutions for the creation of new generating capacity. We believe that this shift has occurred because federal and state government policies and subsidies have helped develop the renewable energy market to a level of scale and maturity that permits these technologies to now be cost-effective competitors to more traditional power generation technologies, including on an unsubsidized basis. Under many circumstances, wind and solar power production offer the lowest levelized cost of energy (i.e., the all-in cost of generating power, including construction and operating costs) of any technology. As a result, wind and solar power are among the leading sources of new power generation capacity in the U.S., and wind and utility-scale solar energy generation is projected to become even more cost-effective in coming years as technological improvements make wind turbines and photovoltaic cells (and other solar generating technologies) even more efficient.

Governmental policies focused on a clean environment and the desire to decrease U.S. dependence on foreign oil imports have created incentives historically for the development of renewable energy production capacity and have created demand for more domestic, environmentally sensitive electrical power production facilities, such as wind and solar collection farms. The federal government has offered tax credits for investments in renewable energy infrastructure and production of power from renewable sources. Other tax incentives available to the renewable energy industry include accelerated tax depreciation provisions, including bonus depreciation, for certain renewable energy generation assets, such as equipment using solar or wind energy. These incentives specify a five-year depreciable life for qualifying assets rather than the longer depreciable lives of many non-renewable energy assets. In addition to shorter depreciable lives, those assets qualifying for bonus depreciation benefit from significant allowable first-year depreciation.

In addition to federal policies that historically have favored power production from renewable sources, a number of states also have supported the expansion of renewable energy generating capacity. Currently, nearly 40 states, as well as the District of Columbia and four territories, have adopted renewable portfolio standards or goals. Similarly, we believe that many corporations and retail consumers are increasingly focused on obtaining energy from renewable sources and have become a significant driver of incremental demand for wind and solar energy production capacity.

In light of changes in federal government priorities and the cost-competitiveness of wind and solar power production, certain of the tax credits for production of renewable energy are phasing out. The Consolidated Appropriations Act of 2016 (‘‘CAA’’), which contains certain federal tax incentives applicable to the renewable energy industry, provided for the gradual elimination of certain of these incentives. Currently, the tax code provides that the production tax credit for wind projects (the ‘‘PTC’’) applies to qualifying projects for which the construction commencement date was prior to January 1, 2020. The PTC was reduced by 20% for 2017, have been reduced by 40% for 2018, and finally will be reduced by 60% for 2019. Similarly, a phase down rate of the investment tax credit (the ‘‘ITC’’), which is available in lieu of PTC, is available for wind projects: 30% ITC for projects commencing before 2017, 24% for projects commencing in 2017, 18% for projects commencing in 2018 and 12% for projects commencing in 2019.

Solar projects, however, will be eligible for an investment tax credit (the ‘‘Solar ITC’’) only. The Solar ITC is 30% for projects commencing prior to 2020 and will be reduced to 26% for projects commencing in 2020 and to 22% for projects commencing in 2021. After 2021, the Solar ITC will remain at 10% for projects that commence prior to 2022, but are placed in service after 2023.

Additionally, although the enactment of the 2017 Tax Act in December 2017 did not modify the existing production tax credit and investment tax credit incentive structures, a base erosion and anti-abuse tax, or ‘‘BEAT’’ provision, contained in the 2017 Tax Act imposes a minimum tax on certain corporations, and only 80% of the value of any such corporation’s production or investment tax credits can be applied as a reduction to such corporation’s BEAT liability. Accordingly, this BEAT provision could reduce the incentive for certain taxable investors to invest in tax equity financing arrangements and could materially reduce the value and availability such tax credits, grants and incentives for certain participants and financing sources in the wind and solar industry. The 2017 Tax Act permits the immediate expensing of certain capital expenditures between September 27, 2017 and January 1, 2023, but this new rule could be less valuable than a dollar-for-dollar investment tax credit or production tax credit, given the reduced corporate income tax rate of 21%. Any of the foregoing changes arising from the 2017 Tax Act, as well as other changes in law not mentioned herein, could adversely impact the demand for development of wind and solar energy generation facilities. See ‘‘Tax reform legislation recently enacted by the U.S. Congress may reduce materially the value of production tax credits and investment tax credits under certain circumstances.’’ for a discussion of the risks associated with these federal and state tax incentives.

Despite these reductions in tax incentives for the development and operation of renewable power generation capacity, the market for the development of utility-scale wind and solar power generation is expected to remain robust. The Annual Energy Outlook 2018 published by the U.S. Department of Energy in February 2018 projected the addition of approximately 80 gigawatts of new utility-scale wind and solar capacity from 2018 to 2021, which we estimate will drive more than $19.4 billion of construction (or more than $4.0 billion per year). Although this demand is driven, in part, by accelerated, incremental investment in renewable power generation sources during the phase-out period for existing tax incentives, demand for renewable power construction—and particularly for utility-scale solar farms—is projected to remain strong thereafter.

Heavy Civil and Infrastructure Construction

Although heavy civil and infrastructure construction is only a small part of our business today and accounts for less than 5% of our revenue, our historical roots are in this sector and we have maintained a reputation for high quality work, dating back 70 years. Although state and federal funding for this industry has been neglected for decades, the near-term outlook on both state and federal levels has led us to believe that spending for infrastructure may experience significant growth over the next few years. Not only is state and federal funding likely to increase, but alternative methods of construction, such as public and private partnerships, have gained significant traction in the United States.

We are taking steps to enhance our heavy civil and public infrastructure construction business in order to take advantage of these growth opportunities. We believe that our business relationships with customers in this sector are strong and that the reputation in the marketplace that we have built over 70 years will provide us with the foundation to grow our revenue base in this business. There is significant overlap in labor, skills and equipment needs between our renewable energy construction business and our heavy civil and public infrastructure business, which will provide us with operating efficiencies as we expand in this sector. Our renewable energy experience also provides us with expertise in working in difficult conditions and environments, which we believe will provide us with a competitive advantage when bidding for more complicated—and often higher margin—civil and infrastructure projects.

Electrical Power and High Voltage Opportunities

The U.S. electrical transmission and distribution infrastructure requires significant ongoing maintenance, upgrade and expansion to manage power line congestion and avoid delivery failures. Regional shifts in population and industry may also create pockets of demand for increased transmission and distribution construction and upgrades. According to the DOE’s Annual Energy Outlook 2018 published in February 2018, approximately 190 gigawatts of new electricity generating capacity is expected to be added through 2050.

Renewable energy generation projects, which are typically located in remote areas, often require investment in new transmission lines to interconnect with the electrical grid. Although we have outsourced our high-voltage electrical needs historically, we implemented a program to upgrade our in-house capacity during 2017 and expect to gradually transition over 2018 to self-performing our high-voltage electrical work. We believe that this transition will afford us the opportunity to capture incremental margin on our projects and to provide enhanced service to our customers.

We believe that the same capabilities that we are building in order to self-perform high-voltage electrical work will enable us to capture incremental revenue by providing these services to others. With investment by utilities and transmission companies to modernize, secure and visually improve the existing transmission system expected to be strong over the coming years, we believe that our existing customer relationships and reputation will leave us well-positioned for growth in this sector.

Competitive Strengths

Our competitive strengths include:

Reputation for High Quality, Reliable Customer Service and Technical Expertise.   We are a national Tier 1 provider for wind energy infrastructure projects due to our established reputation for safe, high quality performance, reliable customer service and technical expertise. Because the construction and development of wind energy projects is very technically demanding, industry participants have increasingly emphasized safety, high quality performance and technical reliability. Our management estimates that construction costs represent only approximately 20% to 25% of total project cost, but construction-related risks pose the most significant threat to completion of the project. As a result, we believe that we have become the best-in-class provider to the wind industry. We have successfully completed over 190 wind and solar projects over the past approximately 10 years. Our reputation gives us an advantage when competing for new work, both from existing and potential customers.

An Industry Leader in Safety Performance.   Our industry-leading safety performance helps us enhance our reputation for high quality and reliability. Our management team strives to instill a corporate culture committed to health and safety. Our experience modification rate, a measure of our history and safety record as compared to other businesses in our industry, was 0.51 and our total recordable incident rate was 0.30 in 2017, both of which were significantly below the industry averages of 1.0 and 2.9, respectively, reported by the U.S. Department of Labor and U.S. Bureau of Labor Statistics 2016. In our experience, safety records are an important factor to customers in contracting for services and we believe that our exemplary safety record is a significant differentiator for us.

Strong Relationships With Leading Wind Industry Players.   Our business model has enabled us to hold a leading position in the wind industry by successfully winning key contracts and establishing strong relationships with many established developers and operators in the renewable energy sector, as well as with market leaders in the petrochemical, heavy civil and industrial construction industries. These relationships have provided us with a recurring base of blue-chip utility and other customers. We also have strong relationships with the leading original equipment manufacturers who produce the equipment for both solar and wind farms. In recent years, developers of wind and solar projects have come to emphasize reliability and excellence in execution, as well as a strong safety record, in selecting their EPC partners, and our track record and reputation has made us a provider of choice to those industry participants. We have completed wind projects with 12 of the 16 top U.S. developers or owners, who are collectively responsible for approximately 63% of the total U.S. megawatts of installed wind energy production capacity. Our longstanding relationships have enabled us to develop strong alliances with many of our customers and vendors in the wind sector and provide us with a strong base for our solar power expansion initiatives. We strive to further improve these relationships and enhance our status as a preferred vendor to our customers.

Self-Perform Capabilities.    We have made substantial investments in our self-perform capabilities and, as a result, are able to self-perform across a large portion of the services that we deliver. We continue to seek opportunities to expand our self-perform capabilities and expect to begin self- performing our high-voltage electrical work in 2018. Leveraging our technical expertise, project management experience and our highly skilled and stable work force, we are in a position to provide our customers with a compelling package of technical reliability, consistent execution and safety to our customers. In addition, our self-perform capabilities provide us with an opportunity to retain margin while better controlling scheduling of projects, potentially leading to greater operational efficiencies for us and enhanced reliability for our customers.

Ability to Cross-Sell Our Product and Service Offerings.    A majority of our wind customers also build utility-scale solar projects, and a number of them are in active discussions with us for solar projects.

By leveraging our established relationships with our customers, we have realized additional revenues by selling products and services that our customers historically purchased from various other providers. Since 2010, we have built over 700 installed megawatts of utility-scale solar, and we have a growing pipeline of utility-scale solar projects.

Ability to Respond Quickly and Effectively.   The skills required to serve each of our end-markets are similar, which allows us to utilize qualified personnel across multiple end-markets and projects. We are able to respond quickly and effectively to industry and technological changes, demand fluctuations and major weather events by allocating our employees, fleet and other assets as and where they are needed, enabling us to provide cost effective and timely services for our customers. Additionally, we have a track record of successfully recruiting and retaining skilled labor, despite industry shortages.

Experienced Management Team.   Our senior management team has over 175 years of combined experience and proven expertise in wind, utility-scale solar and other energy sectors, and a deep understanding of our customers and their requirements. Our senior management team plays a significant role in establishing and maintaining long-term relationships with our customers, supporting the growth of our business, integrating acquired businesses and managing the financial aspects of our operations.

Strategy

The key elements of our business strategy are as follows:

Focus on Growth Opportunities.    We intend to use our broad geographic presence, technical expertise, financial and operational resources, customer relationships and full range of services to capitalize on favorable industry trends and grow our business in the wind energy, solar energy, traditional power generation and civil infrastructure industries. We expect continued spending by key customers in many of the industries we currently serve, and we expect that spending to expand into the future. In particular, we expect to further develop our capabilities in the area of utility-scale wind and solar development and storage and to expand the amount of work we self-perform, rather than subcontract with respect to high voltage electrical work. In coming years, we expect civil, industrial and mechanical infrastructure and construction services to be growth areas and intend to expand our operations both organically and through potential acquisitions to position our company to be a high-quality provider of infrastructure solutions to meet those opportunities.

We believe we are well positioned to capture market opportunities associated with the anticipated growth of the renewable energy industry in the United States. We believe this growth will be driven by:

•       macroeconomic factors, including an increase in overall energy prices and federal and state-level wind development incentives;

•       broad upgrades to existing transmission infrastructure and increasing proliferation of smart grid technology; and

•       the maturation of technologies and services within the renewable energy industry, including increased turbine and photovoltaic efficiencies, a coordinated global supply chain and improved equipment maintenance and reliability.

Leverage Performance and Core Expertise Through Strategic Acquisitions and Arrangements.   We expect to pursue selected and opportunistic acquisitions, investments and strategic arrangements that allow us to expand our operations into targeted geographic areas or continue to expand our service offerings in related fields. Having successfully developed our wind energy business to be a market leader, we plan to further grow our business by diversifying and expanding our service offerings, both organically and through acquisition.

Maintain Operational Excellence.    We will seek to improve our profit margins and cash flows by focusing on profitable services and projects that have high margin potential. We will also strive to identify opportunities to leverage our existing resources within our business, such as deploying resources across multiple customers and projects in order to enhance our operating effectiveness and utilization rates, while continuing to maintain strong working capital management practices. We expect to continue to pursue actions and programs designed to achieve these goals, such as increasing accountability throughout our organization, effectively managing customer contract bidding procedures, evaluating opportunities to improve our working capital cycle time through contractual provisions and certain financing arrangements, hiring and retaining experienced operating and financial professionals, and expanding and further integrating the use of our financial and other management information systems.

Customers

We have longstanding customer relationships with many established companies in the wind, solar, renewable energy, thermal power, petrochemical, civil and industrial power industries, with a recurring base of blue-chip utility customers, as well as original equipment manufacturers that produce the equipment for both solar and wind farms. We have completed wind projects with 12 of the 16 top U.S. developers or owners, which are collectively responsible for approximately 63% of U.S. megawatts installed capacity in wind.

Although we are not dependent upon any one customer in any year, a relatively small number of repeat customers constitute a substantial portion of our total revenues. Accordingly, our management is responsible for developing and maintaining existing relationships with customers to secure additional projects and increase revenue from our current customer base. We believe that our strategic relationships with customers will result in future opportunities. Our management is also focused on pursuing growth opportunities with prospective new customers.

For the year ended December 31, 2017, we had three customers who each accounted for at least 10% of our revenue and three customers who each accounted for at least 10% of our accounts receivable. For the year ended December 31, 2017, E.ON Climate &

Renewables Inc., Enel Green Power North America, and EDF Renewable Energy accounted for 22%, 21% and 14% of our revenue, respectively. Trishe Wind Ohio, LLC, Enel Green Power North America and EDF Renewable energy accounted for 17%, 15% and 11% of our accounts receivable, respectively. For the years ended December 31, 2016 and 2015, we had three and three customers, respectively, who each accounted for at least 10% of our revenue, and we had three and two customers, respectively, who each accounted for at least 10% of our accounts receivable. For the year ended December 31, 2016, three of our customers, Enel Green Power North America, NextEra Energy and Algonquin Power, accounted for 17%, 11% and 11% of our revenue, respectively. Enel Green Power North America, NextEra Energy and Deerfield Wind Energy, LLC accounted for 36%, 13% and 12% of our accounts receivable, respectively, in 2016. For the year ended December 31, 2015, Apex and Canadian Solar Solutions, Inc. accounted for 25% and 43% of our revenue respectively, and E.ON Climate & Renewables Inc. and Northland Power accounted for 37% and 54% of our accounts receivable, respectively. See ‘‘Risk Factors’’ for a discussion of risks related to customer concentration.

Our work is generally performed pursuant to contracts for specific projects or jobs that require the construction or installation of an entire complex of specified units within an infrastructure system. Customers are billed monthly throughout the completion of work on a project; however, some contracts provide for additional billing upon the achievement of specific completion milestones, which may increase the billing period to more than one month. Such contracts may include retainage provisions under which, generally, from 5% to 10% of the contract price is withheld until the work has been completed and accepted by the customer. Because we may not be able to maintain our current revenue levels or our current level of capacity and resource utilization if we are not able to replace work from completed projects with new project work, we actively review our backlog of project work and take appropriate action to minimize such exposure.

We believe that our industry experience, technical expertise and reputation for customer service, as well as the relationships developed between our customers and our senior management and project management teams are important to our being retained by our customers. See Note 11—Commitments and Contingencies in the notes to IEA’s audited consolidated financial statements, included elsewhere in this proxy statement for further discussion of our significant customer concentrations.

Backlog

For companies in the construction industry, backlog can be an indicator of future revenue streams. Estimated backlog represents the amount of revenue we expect to realize through 2020 from the uncompleted portions of existing construction contracts, including new contracts under which work has not begun and awarded contracts for which the definitive project documentation is being prepared, as well as revenue from change orders and renewal options. Estimated backlog for work under fixed price contracts and cost-reimbursable contracts is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. Cost-reimbursable contracts are included in backlog based on the estimated total contract price upon completion. We expect to realize approximately 55.3% of our estimated backlog during 2018 and 44.7% during 2019.

As of December 31, 2017, our total backlog was approximately $1.1 billion, representing an increase of $685.0 million, or 165.1%, from $415.0 million as of December 31, 2016. Based on historical trends in the Company’s backlog, we believe awarded contracts to be firm and that the revenue for such contracts will be recognized over the life of the project. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer delays, regulatory factors and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions on construction projects, due to market volatility and regulatory factors. There can be no assurance as to our customers’ requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

Backlog is not a term recognized under U.S. GAAP, although it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. See ‘‘Risk Factors’’ for a discussion of the risks associated with our backlog.

Safety and Insurance/Risk Management

We strive to instill and enforce safe work habits in our employees, and we require that our employees participate in training programs relevant to their employment, including all those required by law. We evaluate employees in part based upon their safety records and the safety records of the employees they supervise. Our business units have established robust safety programs to encourage, monitor and improve compliance with safety procedures and regulations including, behavioral based safety, jobsite safety analysis, site-specific safety orientation, subcontractor orientation, site safety audits, accident and incident safety investigations, OSHA 30-hour and 10-hour training, drug and alcohol testing and regular trainings in fall protection, confined spaces, crane rigging and flagman, first aid, CPR and AED.

Our business involves the use of heavy equipment and exposure to potentially dangerous workplace conditions. While we are committed to operating safely and prudently, we are subject to claims by employees, customers and third parties for property damage and personal injuries that occur in connection with our work. We maintain insurance policies for worker’s compensation, employer liability, automobile liability, general liability, inland marine property and equipment, professional and pollution liability, excess liability, and director and officers’ liability. See Note 11—Commitments and Contingencies in the notes to IEA’s audited consolidated financial statements, included in this Form 8-K on Exhibit 99.4.

Suppliers, Materials and Working Capital

Under many of our contracts, our customers provide the necessary materials and supplies for projects and we are responsible for the installation, but not the cost or warranty, of those materials. Under certain other projects, we purchase the necessary materials and supplies on behalf of our customers from third-party providers. We are not dependent upon any one vendor and have not experienced significant difficulty in obtaining project-related materials or supplies as and when required for the projects we manage.

We utilize independent contractors to assist on projects and to help manage our work flow. Our independent contractors typically provide their own vehicles, tools and insurance coverage. We need working capital to support seasonal variations in our business, such as the impact of weather conditions on external construction and maintenance work and the spending patterns of our customers, both of which influence the timing of associated spending to support related customer demand. See ‘‘IEA Management’s Discussion and Analysis of Financial Condition and Results of Operations.’’

Competition

We compete with a number of companies in the markets in which we operate, ranging from small local independent companies to large national firms, and some of our customers employ their own personnel to perform infrastructure services of the type we provide. The national or large regional firms that compete with us include Blattner Energy, MA Mortenson Construction, and Wanzek Construction.

We are one of only three Tier 1 wind construction providers and the nature of our work is highly specialized. The primary factors influencing competition in our industry are price, reputation, quality and delivery, relevant expertise, adequate financial resources, geographic presence, high safety ratings and a proven track record of operational success. We believe that our national platform, track record of completion, relationships with vendors, strong safety record and access to skilled labor enables us to compete favorably in all of these factors. We also believe that our ability to provide unionized and non-unionized workforces across a national footprint allows us to compete for a broad range of projects. While we believe our customers consider a number of factors when selecting a service provider, they award most of their work through a bid process. We believe our safety record, experience and price are often principal factors in determining which service provider is selected.

Seasonality and Cyclicality

Our revenues and results of operations can be subject to seasonal and other variations. These variations are influenced by weather, customer spending patterns, bidding seasons, receipt of required regulatory approvals, permits and rights of way, project timing and schedules and holidays. See ‘‘IEA Management’s Discussion and Analysis of Financial Condition and Results of Operations—Impact of Seasonality, Cyclicality and Variability.’’

Regulation and Environmental Matters

We are subject to state and federal laws that apply to businesses generally, including laws and regulations related to labor relations, wages, worker safety and environmental protection. While many of our customers operate in regulated industries (for example, utilities regulated by the public service commission, we are not generally subject to such regulation and oversight.

As a contractor, our operations are subject to various laws, including:

•       regulations related to vehicle registrations, including those of the states and the U.S. Department of Transportation;

•       regulations related to worker safety and health, including those established by the Occupational Safety and Health Administration and state equivalents;

•       contractor licensing, permitting and inspection requirements; and

•       building and electrical codes.

We are also subject to numerous environmental laws, including the handling, transportation and disposal of non-hazardous and hazardous substances and wastes, as well as emissions and discharges into the environment, including discharges into air, surface water, groundwater and soil. We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment.

We believe we have all material licenses and permits needed to conduct operations and that we are in material compliance with applicable regulatory requirements. However, we could incur significant liabilities if we fail to comply with applicable regulatory requirements. See ‘‘Risk Factors—We could incur substantial costs to comply with environmental, health, and safety laws and regulations and to address violations of liabilities under these requirements.’’

The potential impact of climate change on our operations is highly uncertain. Climate change may result in, among other things, changes in rainfall patterns, storm patterns and intensity and temperature levels. As discussed elsewhere in this proxy statement, our operating results are significantly influenced by weather and major changes in historical weather patterns could significantly impact our future operating results. For example, if climate change results in significantly more adverse weather conditions in a given period, we could experience reduced productivity, which could negatively impact revenues and gross margins.

Employees

IEA has a workforce of both union and non-union employees that allow us to work anywhere in the U.S. We have a scalable workforce, with more than 2,000 peak employees. As of December 31, 2017, we had approximately 695 employees, approximately 175 of whom were represented by unions or were subject to collective bargaining agreements. See Note 14—Employee Benefit Plans in the notes to IEA services’ audited consolidated financial statements, included elsewhere on this Form 8-K in Exhibit 99.4.

We hire employees from a number of sources, including our industry, trade schools, colleges and universities. We attract and retain employees by offering a competitive salary, benefits package, opportunities for advancement and an exemplary safety record. We strive to offer a caring and stable work environment that enables our employees to improve their performance, and enhance their skills and knowledge. We believe that our corporate culture and core value system helps us to attract and retain employees. We provide opportunities for promotion and mobility within our organization, which we also believe helps us to retain our employees. Our employees participate in ongoing educational programs, some of which are internally developed, to enhance their technical and management skills through classroom and field training. We believe we have good employee relations.

Properties

Our corporate headquarters, located in Indianapolis, Indiana, is a leased facility approximating 46,891 square feet. We also lease from an affiliate a 56,000 square foot office and 26,000 square foot maintenance facility in Clinton, Indiana. As of December 31, 2017, our operations were conducted from approximately 8 locations within the U.S. None of these facilities is material to our operations because most of our services are performed on customers’ premises or on public rights of way and suitable alternative locations are available in substantially all areas where we currently conduct business. We also own property and equipment that had a net book value of approximately $30.9 million as of December 31, 2017. This property and equipment includes trucks, tractors, trailers, forklifts, backhoes, sidebooms, bulldozers, excavators, trenchers, graders, loaders, scrapers, drilling machines, cranes, computers, computer software, office and building equipment, including furniture and fixtures and other equipment. Substantially all of our equipment is acquired from third-party vendors, upon none of which we depend, and we did not experience any difficulties in obtaining desired equipment in 2017.

Legal Proceedings

IEA is subject to a variety of legal cases, claims and other disputes that arise from time to time in the ordinary course of its business. IEA cannot provide assurance that it will be successful in recovering all or any of the potential damages it has claimed or in defending claims against IEA. While the outcome of such cases, claims and disputes cannot be predicted with certainty, we do not believe that the resolution of such matters will have a material adverse impact on our results of operations, financial position, or cash flows. However, an unfavorable resolution of one or more of such matters could have a material adverse effect on IEA’s business, financial condition, results of operations and cash flows.